Exhibit 10.22

CONFIDENTIAL TREATMENT REQUESTED

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”) is entered into as of March, 5th, 2014 (the “Effective Date”) by and between ReGenX Biosciences, LLC, a limited liability company organized under the laws of the State of Delaware, with offices at 750 17th Street, NW, Suite 1100, Washington, DC 20006, USA (“Licensor”), and Laboratorios Del Dr. Esteve, S.A., a corporation organized under the laws of Spain, with offices at Av. Mare de Déu de Montserrat, 221, 08041 Barcelona, Spain (“Licensee”). Licensor and Licensee are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Licensor has rights under certain Licensed Patents (as defined herein) pertaining to adeno-associated virus serotype 9; and

WHEREAS, Licensee desires to obtain a non-exclusive license under the Licensed Patents under the terms set forth herein;

NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE 1: DEFINITIONS

1.1 “AAV9” means the recombinant adeno-associated virus serotype 9 vector with the specified sequence set forth in GenBank ****

1.2 “Affiliate” means any legal entity directly or indirectly controlling, controlled by, or under common control with another entity. For purposes of this Agreement, “control” means the direct or indirect ownership of more than 50% of the outstanding voting securities of a legal entity, or the right to receive more than 50% of the profits or earnings of a legal entity, or the right to control the policy decisions of a legal entity.

1.3 “Calendar Quarter” means each three-month period or any portion thereof, beginning on January 1, April 1, July 1, and October 1.

1.4 “Confidential Information” means and includes all technical information, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, animate and inanimate materials, data, processes, finances, business operations or affairs, and other proprietary ideas, whether or not patentable or copyrightable, of either Party that are (a) marked or otherwise identified as confidential or proprietary at the time of disclosure in writing; or (b) if disclosed orally, visually, or in another non-written form, identified as confidential at the time of disclosure and summarized in reasonable detail in writing as to its general content within 30 days after original disclosure. The Parties acknowledge that (i) the terms and conditions of this Agreement and (ii) the records and reports referred to in Section 3.6 will be deemed the Confidential Information of both Parties, regardless of whether such information is marked or identified as confidential. In addition, information provided to Licensee pursuant to the provisions of Section 7.1 will be deemed the Confidential Information of Licensor, regardless of whether such information is marked or identified as confidential. Notwithstanding the foregoing, Confidential Information will not include the following, in each case, to the extent evidenced by competent written proof of the Receiving Party:

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1.4.1 information that was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

1.4.2 information that was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

1.4.3 information that became generally available to the public or otherwise part of the public domain after its disclosure, other than through any act or omission of the Receiving Party in breach of this Agreement;

1.4.4 information that is independently discovered or developed by the Receiving Party without the use of Confidential Information of the Disclosing Party; or

1.4.5 information that was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

1.5 “Disclosing Party” has the meaning set forth in Section 5.1.

1.6 “Domain Antibody” ****.

1.7 “FDA” means the United States Food and Drug Administration, or a successor agency in the United States with responsibilities comparable to those of the United States Food and Drug Administration.

1.8 “Field” means the treatment of the Sanfilippo A (MPSIII Type A) in human beings by in vivo administration.

1.9 “Licensed Patents” means, to the extent they cover AAV9, (a) all United States patents and patent applications listed in Exhibit A, (b) any re-examination certificates thereof, and their foreign counterparts and extensions, continuations, divisionals, and re-issue applications, and (c) any additional claims of patents and patent applications as required pursuant to Section 8.1.5.

1.10 “Licensed Product” means (a) any product comprising an expression construct encoding Licensee’s Gene packaged using the AAV9 capsid protein that is made, made for, used, sold, offered for sale, or imported by Licensee, its Affiliates and any of its or their Sublicensees, the manufacture, use, sale, offer for sale, or import of which product, in the absence of the license granted pursuant to this Agreement, would infringe or is covered by at least one Valid Claim in the country of manufacture, use, sale, offer for sale, or import, including products manufactured by a process that would infringe at least one Valid Claim in the country of manufacture, use, sale, offer for sale, or import; or (b) any service with respect to the administration of any product comprising an expression construct encoding Licensee’s Gene packaged using the AAV9 capsid protein to patients that, in the absence of the licenses granted pursuant to this Agreement, would infringe at least one Valid Claim in the country of sale.

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1.11 “Licensee’s Gene” means Licensee’s proprietary codon-optimized Sulfamidase gene described on Exhibit B and functional variants thereof.

1.12 “Licensor’s Knowledge” means the actual knowledge of Kenneth Mills, Vit Vasista, and Sara Berl.

1.13 “Muscular Dystrophy” ****.

1.14 “NDA” means a New Drug Application filed with the FDA as described in 21 C.F.R. § 314, a Biological License Application (BLA) pursuant to 21 C.F.R. § 601.2, or any equivalent or any corresponding application for regulatory approval in any country or regulatory jurisdiction other than the United States.

1.15 “Net Sales” means the gross receipts from sales or other disposition of a Licensed Product (including fees for services within the definition of “Licensed Product”) by Licensee and/or its Affiliates and/or any Sublicensees to Third Parties less the following deductions that are directly attributable to a sale, specifically and separately identified on an invoice or other documentation and actually borne by Licensee, its Affiliates, or any Sublicensees****. In the event consideration other than cash is paid to Licensee, its Affiliates, or any Sublicensees, for purposes of determining Net Sales, the Parties shall use the cash consideration that Licensee, its Affiliates, or any Sublicensees would realize from an unrelated buyer in an arm’s length sale of an identical item sold in the same quantity and at the time and place of the transaction, as determined jointly by Licensor and Licensee based on transactions of a similar type and standard industry practice, if any.

1.16 “Penn Agreement” means that certain License Agreement entered into between Licensor and The Trustees of the University of Pennsylvania, effective on February 24, 2009, as amended by that letter agreement dated March 6, 2009, and as amended from time to time.

1.17 “Phase 3 Clinical Trial” means a pivotal clinical trial in humans performed to gain evidence with statistical significance of the efficacy of a product in a target population, and to obtain expanded evidence of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for approval of an NDA and to provide an adequate basis for physician labeling, as described in 21 C.F.R. § 312.21(c) or the corresponding regulation in jurisdictions other than the United States.

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1.18 “Prosecute” means preparation, filing, and prosecuting patent applications and maintaining patents.

1.19 “Receiving Party” has the meaning set forth in Section 5.1.

1.20 “Research Field” means Licensee’s internal research and pre-clinical development of AAV9 agents that deliver any DNA, RNA, or other sequence or reagent, other than those expressing Domain Antibodies, for the prevention or treatment of diseases in humans. “Research Field” specifically excludes (without limitation) (i) all human clinical trial use, diagnostic use, therapeutic use, and prophylactic use, (ii) any commercial uses, and (iii) any use in the fields described in Section 2.2.1, 2.2.3, or 2.2.4.

1.21 “Retained Rights” has the meaning set forth in Section 2.2.

1.22 “Sublicensee” means any Third Party or Affiliate to whom Licensee grants a sublicense of some or all of the rights granted to Licensee under this Agreement as permitted by this Agreement.

1.23 “Third Party” means any person or entity other than a Party to this Agreement or Affiliates of a Party to this Agreement.

1.24 “Valid Claim” means a claim of an issued and unexpired patent (including any patent claim the term of which is extended by any extension, supplementary protection certificate, patent term restoration, or the like) included within the Licensed Patents or a claim of a pending patent application included within the Licensed Patents, which has not lapsed, been abandoned, been held revoked, or been deemed unenforceable or invalid by a non-appealable decision or an appealable decision from which no appeal was taken within the time allowed for such appeal of a court or other governmental agency of competent jurisdiction.

ARTICLE 2: LICENSE GRANT

2.1 License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, sublicensable (as provided in Section 2.4 only), non-transferable (except as provided in Section 10.2), royalty-bearing, worldwide license, under the Licensed Patents (a) to make, have made, use, import, sell, and offer for sale Licensed Products solely in the Field, including, for the avoidance of doubt, the right to conduct research and development, and (b) to practice the Licensed Patents in the Research Field (including the limited right of Licensee to make and use research reagents solely for use by Licensee in the Research Field).

2.2 Retained Rights. Except for the rights and licenses specified in Section 2.1 or as provided in Section 8.1.5, no license or other rights are granted to Licensee under any intellectual property of Licensor, whether by implication, estoppel, or otherwise, whether any such intellectual property dominates or is dominated by the Licensed Patents. Notwithstanding anything to the contrary in this Agreement, Licensor may use and permit others to use the Licensed Patents for any research, development, commercial, or other purposes, inside or outside of the Field or the Research Field. Without limiting the foregoing, Licensee acknowledges and agrees to the following rights retained by Licensor and its direct and indirect licensors

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(individually and collectively, the “Retained Rights”), whether inside or outside the Field or the Research Field:

2.2.1 Notwithstanding anything in this Agreement to the contrary, the rights and licenses granted in Section 2.1 shall not include any right (and Licensor and its direct and indirect licensors retain the exclusive (even as to Licensee), fully sublicensable right) under the Licensed Patents to make, have made, use, sell, offer to sell, and import Domain Antibodies that are expressed by an adeno-associated vector, including AAV9.

2.2.2 Notwithstanding anything in this Agreement to the contrary, Licensor and its direct and indirect licensors retain the following rights with respect to the Licensed Patents:

(a)	A non-exclusive, sublicensable tight under the Licensed Patents to make, have made, use, sell, offer to sell, and import products that deliver RNA interference and antisense drugs using an adeno-associated vector, including AAV9; and

(b)	A non-exclusive right for Licensor’s direct and indirect licensors (which right is sublicensable by such licensors) to use the Licensed Patents for non-commercial research purposes and to use the Licensed Patents for such licensors’ discovery research efforts with non-profit organizations and collaborators.

2.2.3 Notwithstanding anything in this Agreement to the contrary, the rights and licenses granted in Section 2.1 shall not include any right (and Licensor retains the exclusive (even as to Licensee), fully sublicensable right) under the Licensed Patents to make, have made, use, sell, offer for sale, and import products for the treatment of (a) all forms of Muscular Dystrophy; (b) congestive heart failure suffered by Muscular Dystrophy patients; and (c) any and all cardiovascular diseases by delivery of any or all of genes encoding I-1c and Serca2a and creatine kinase.

2.2.4 Notwithstanding anything in this Agreement to the contrary, the rights and licenses granted in Section 2.1 shall not include any right (and Licensor retains the exclusive (even as to Licensee), fully sublicensable right) under the Licensed Patents:

(a)	to conduct commercial reagent and services businesses, which includes the right to make, have made, use, sell, offer to sell, and import research reagents, including any viral vector construct; provided that (i) for clarity, such exclusive rights retained by Licensor shall not include the right to conduct clinical trials in humans in the Field, though Licensor retains the non-exclusive right to do so; and (ii) the license granted in Section 2.1(b) includes the limited right to make and use research reagents solely for use by Licensee in the Research Field.

(b)	to use the Licensed Patents to provide services to any Third Parties; provided that Licensee’s license under Section 2.1(a) does include the right to provide the service of the administration of Licensed Products to patients.

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2.2.5 Notwithstanding anything in this Agreement to the contrary, Licensor retains the fully sublicensable right under the Licensed Patents to grant non-exclusive research and development licenses to Affiliates and Third Parties.

2.2.6 Notwithstanding anything to the contrary in this Agreement, the University of Pennsylvania may use and permit other non-profit organizations or other non-commercial entities to use the Licensed Patents for educational, research, and other non-commercial purposes.

For the avoidance of doubt, except as specifically provided in this Agreement (including in Section 2.5), the retention of rights by Licensor in the Research Field under this Section 2.2 shall not be deemed a grant by Licensee to Licensor of rights to use Licensee’s internal research and pre-clinical development; provided that Licensee acknowledges that nothing in this Agreement prohibits Licensor or its other licensees from conducting research, pre-clinical development, or other activities in the same fields as Licensee.

2.3 Government Rights. Licensee acknowledges that the United States government retains certain rights in intellectual property funded in whole or part under any contract, grant, or similar agreement with a federal agency. The license grant hereunder is expressly subject to all applicable United States government rights, including any applicable requirement that products resulting from such intellectual property sold in the United States must be substantially manufactured in the United States.

2.4 Sublicensing.

2.4.1 The research license granted pursuant to Section 2.1(b) is sublicensable by Licensee only to the Universidad Autonoma de Barcelona and to Licensee’s Affiliates; provided that any such sublicense must comply with the provisions of this Section 2.4 (including Section 2.42). The license granted pursuant to Section 2.1(a) is sublicensable by Licensee to any Affiliates or Third Parties (including the Universidad Autonoma de Barcelona); provided that any such sublicense must comply with the provisions of this Section 2.4 (including Section 2.4.2).

2.4.2 The right to sublicense granted to Licensee under this Agreement is subject to the following conditions:

(a)	Licensee may only grant sublicenses pursuant to a written sublicense agreement with the Sublicensee; ****. Licensor must receive written notice as soon as practicable following execution of any such sublicenses.

(b)	In each sublicense agreement, the Sublicensee must be required to comply with the terms and conditions of this Agreement to the same extent as Licensee has agreed and must acknowledge that Licensor is an express third party beneficiary of such terms and conditions under such sublicense agreement.

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(c)	The official language of any sublicense agreement shall be English.

(d)	Within **** after entering into a sublicense, Licensor must receive a copy of the sublicense written in the English language for Licensor’s records and to share with Licensor’s direct and indirect licensors. The copy of the sublicense may be redacted to exclude confidential information of the applicable Sublicensee, but such copy shall not be redacted to the extent that it impairs Licensor’s (or any of its direct or indirect licensors’) ability to ensure compliance with this Agreement; provided that, if any of Licensor’s direct or indirect licensors require a complete, unredacted copy of the sublicense, Licensee shall provide such complete, unredacted copy. If Licensor’s direct or indirect licensors object to the initially provided redacted version of a sublicense, Licensee may have one opportunity to provide a less redacted version; provided that, if a delay in providing a complete, unredacted copy of the sublicense would result in Licensor being in breach of its direct or indirect license agreements, such opportunity will not apply, and Licensee will immediately provide a complete, unredacted copy of the sublicense.

(e)	Licensee’s execution of a sublicense agreement will not relieve Licensee of any of its obligations under this Agreement. Licensee is and shall remain **** to Licensor for all of Licensee’s duties and obligations contained in this Agreement and for any act or omission of an Affiliate or Sublicensee that would be a breach of this Agreement if performed or omitted by Licensee, and Licensee will be deemed to be in breach of this Agreement as a result of such act or omission.

2.5 Improvements.

2.5.1 Licensee hereby grants to Licensor a non-exclusive, worldwide, royalty-free, transferable, sublicensable, irrevocable, perpetual license:

(a)	to use any Licensed Back Improvements (and any intellectual property rights with respect thereto) consummate in scope to the Retained Rights, and

(b)	to practice the Licensed Back Improvements (and any intellectual property rights with respect thereto) in connection with AAV9, including the right to research, develop, make, have made, use, offer for sale, and sell products and services; provided that, during the term of this Agreement, Licensor shall have no right, under the license in this Section 2.5.1(b), to practice the Licensed Back Improvements in the Field.

2.5.2 For purposes of this Agreement, “Licensed Back Improvements” means any patentable modifications or improvements developed by Licensee, any Affiliates, or any Sublicensees to any vector that is the subject of a claim within the Licensed Patents.

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2.5.3 Licensee agrees to provide prompt notice to Licensor upon the filing of any patent application covering any Licensed Back Improvement, together with a reasonably detailed description of or access to such Licensed Back Improvement to permit the practice of any such invention or improvement by Licensor or its direct or indirect licensors or licensees.

ARTICLE 3: CONSIDERATION

3.1 Initial Fee. In consideration of the license granted to Licensee under Section 2.1, Licensee shall pay Licensor $500,000 within **** of the Effective Date.

3.2 Annual Maintenance Fee. In consideration of the license granted to Licensee under Section 2.1, Licensee shall pay Licensor on-going annual maintenance fees of **** on each anniversary of the Effective Date.

3.3 Milestone Fees. In consideration of the license granted to Licensee under Section 2.1, Licensee shall pay Licensor the following milestone payments on a per-Licensed Product basis:

Milestone	Milestone Payment

1. First treatment of human subject in a clinical trial (i.e., first patient, first dose)	****

2. First treatment in Phase 3 Clinical Trial (i.e., first patient, first dose)	****

3. NDA submission in the United States	****

4. First NDA submission in the European Union	****

5. NDA approval in the United States	****

6. First NDA approval in the European Union	****

Total:	$8.5 million

For clarity, the milestone payments set forth in this Section 3.3 are payable **** with respect to each Licensed Product that achieves the milestone event, ****. To the extent that either of the two development milestones in this Section 3.3 (i.e., first treatment of human subject in a clinical trial or first treatment in Phase 3 Clinical Trial) has not been paid at the time of achievement of either NDA submission milestone, then, upon the achievement of either of such NDA submission milestones, the preceding unpaid development milestone payments shall be made in addition to the payment corresponding to the NDA submission milestone that has been achieved.

3.4 Royalties. In further consideration of the license granted to Licensee under Section 2.1, Licensee shall pay to Licensor the following royalties based upon Net Sales of Licensed Products, subject to the reductions in royalty rates set forth in Section 3.4.1:

Cumulative Annual Net Sales of all Licensed Products Worldwide	Royalty Percentage

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Portion of Net Sales less than $300 million	****
Portion of Net Sales between (and including) $300 million through (and including) $600 million	****
Portion of Net Sales greater than $600 million	****

3.4.1 Third Party Royalties Stacking Provision. If Licensee must obtain a license from a Third Party to avoid infringement of such Third Party’s rights in order to manufacture, use, or commercialize a given Licensed Product and if the royalties required to be paid to such Third Party for such license, together with those royalties payable to Licensor, in the aggregate, exceed **** of Net Sales for any Licensed Product, then the royalty owed to Licensor for that Licensed Product will be reduced by an amount calculated as follows:

STACKING ROYALTY CALCULATIONS

R = (C * (A / (A+B)))

Where

R = reduction of Licensor royalty,

A = unreduced Licensor royalty,

B = sum of all Third Party royalties,

C = increment of projected total royalty ****

Example Calculation:

assume:	i)	all Third Party royalties = ****
	ii)	unreduced Licensor royalty = ****
	iii)	projected total royalty = ****

R = (**** - ****) * (**** / (****+****))
R = (**** * ****)
R = ****
Licensor Stacked Royalty = **** — **** = ****

If an Affiliate of Licensee or any Sublicensee must obtain a license from a Third Party to avoid infringement of such Third Party’s rights in order to manufacture, use, or commercialize a given Licensed Product, such Affiliate or Sublicensee **** the royalty owed with respect to such Affiliate’s or Sublicensee’s Net Sales for the given Licensed Product in the same manner as set forth above with respect to **** by Licensee.

Notwithstanding the foregoing, Licensee will pay to Licensor no less than **** of the royalties that Licensee would otherwise pay to Licensor with respect to Net Sales of Licensee, its Affiliates, or any Sublicensees if there were no royalties due to Third Parties.

3.4.2 Royalty Payment Period. Licensee’s obligation hereunder for payment of a royalty under this Section 3.4 on the Net Sales of Licensed Products in a given country will end

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on a country-by-country basis when ****.

3.5 Sublicense Fees.

3.5.1 In further consideration of the license granted to Licensee under Section 2.1, Licensee will pay Licensor **** of any sublicense fees (including upfront payments and milestone payments and including any equity consideration received by Licensee or any equity investment in Licensee) received by Licensee for the Licensed Patents from any Sublicensee or from any person or entity granted any option to obtain a sublicense.

3.5.2 With respect to the obligations under this Section 3.5, Licensee shall not be required to submit any amounts received from a Third Party for the following:

(a)	Reimbursement for research, development, and/or manufacturing activities performed by Licensee corresponding directly to the development of Licensed Products pursuant to a specific agreement; and

(b)	Any and all amounts paid to Licensee by a Sublicensee as royalties on sales of Licensed Product sold by the Sublicensee under a sublicense agreement.

3.5.3 If Licensee receives sublicense fees from Sublicensees or from any person or entity granted any option to obtain a sublicense under this Agreement in the form of non-cash consideration, then, at Licensor’s option, Licensee shall pay Licensor payments as required by this Section 3.5 (a) in the form of the non-cash consideration received by Licensee or (b) a cash payment determined based on the fair market value of such non-cash consideration.

3.6 Reports and Records.

3.6.1 Licensee must deliver to Licensor within **** after the end of each Calendar Quarter after the first commercial sale of a Licensed Product a report setting forth the calculation of the royalties due to Licensor for such Calendar Quarter, including:

(a)	Number of Licensed Products included within Net Sales, listed by country;

(b)	Gross consideration for Net Sales of Licensed Product, including all amounts invoiced, billed, or received;

(c)	Qualifying costs to be excluded from the gross consideration, as described in Section 1.15, listed by category of cost;

(d)	Net Sales of Licensed Products listed by country;

(e)	A detailed accounting of any royalty reductions applied pursuant to Section 3.4.1;

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(f)	Royalties owed to Licensor, listed by category, and

(g)	The computations for any applicable currency conversions.

3.6.2 Licensee shall pay the royalties due under Section 3.4 within **** following the last day of the Calendar Quarter in which the royalties accrue. Licensee shall send the royalty payments along with the report described in Section 3.6.1.

3.6.3 Within **** after the occurrence of a milestone event described in Section 3.3, Licensee must deliver to Licensor a report describing the milestone event that occurred, together with a payment of the applicable amount due to Licensor pursuant to Section 3.3. In addition, within **** after the receipt of sublicense fees from any Sublicensee as described in Section 3.5, Licensee must deliver to Licensor a report describing the fees received, together with a payment of the applicable amount due to Licensor pursuant to Section 3.5.

3.6.4 All financial reports under this Section 3.6 will be certified by the chief financial officer of Licensee.

3.6.5 Licensee shall maintain and require its Affiliates and all Sublicensees to maintain, complete and accurate books and records which enable the royalties, fees, and payments payable under this Agreement to be verified. The records must be maintained for **** after the submission of each report under Article 3. Upon reasonable prior written notice to Licensee, Licensee and its Affiliates and all Sublicensees will provide Licensor and/or its direct or indirect licensors (and their respective accountants) with access to all of the relevant books, records, and related background information required to conduct a review or audit of the royalties, fees, and payments payable to Licensor under this Agreement to be verified. Access will be made available: (a) during normal business hours; (b) in a manner reasonably designed to facilitate the auditing party’s review or audit without unreasonable disruption to Licensee’s business; and (c) no more than once each calendar year during the term of this Agreement and for a period of **** thereafter. Licensee will promptly pay to Licensor the amount of any underpayment determined by the review or audit, plus accrued interest. If the review or audit determines that Licensee has underpaid any payment by **** or more, then Licensee will also promptly pay the costs and expenses of Licensor and or its direct or indirect licensors and accountants in connection with the review or audit.

3.7 Currency, Interest.

3.7.1 All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments to Licensor under this Agreement must be made in United States dollars.

3.7.2 If Licensee receives payment in a currency other than United States dollars for which a royalty or fee or other payment is owed under this Agreement, then (a) the payment will be converted into United States dollars at the conversion rate for the foreign currency as published in the eastern edition of the Wall Street Journal, N.Y. edition, as of the last business day of the Calendar Quarter in which the payment was received by Licensee; and (b) the conversion computation will be documented by Licensee in the applicable report delivered to Licensor under Section 3.6.

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3.7.3 All amounts that are not paid by Licensee when due will accrue interest from the date due until paid at a rate equal to 1.5% per month (or the maximum allowed by law, if less).

3.8 Taxes and Withholding.

3.8.1 All payments hereunder will be made free and clear of, and without deduction or deferment in respect of, and Licensee shall pay and be responsible for, and shall hold Licensor harmless from and against, any taxes, duties, levies, fees, or charges, including sales, use, transfer, excise, import, and value added taxes (including any interest, penalties, or additional amounts imposed with respect thereto) but excluding withholding taxes to the extent provided in Section 3.8.2. At the request of Licensee, Licensor will give Licensee such reasonable assistance, which will include the provision of documentation as may be required by the relevant tax authority, to enable Licensee to pay and report and, as applicable, claim exemption from or reduction of, such tax, duty, levy, fee, or charge.

3.8.2 If any payment made by Licensee hereunder becomes subject to withholding taxes with respect to Licensor’s gross or net income under the laws of any jurisdiction, Licensee will deduct and withhold the amount of such taxes for the account of Licensor to the extent required by law and will pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to Licensor appropriate proof of payment of such withholding taxes. At the request of Licensor, Licensee will give Licensor such reasonable assistance, which will include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable Licensor to claim exemption from or reduction of, or otherwise obtain repayment of, such withholding taxes, and will upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of withholding tax.

ARTICLE 4: DILIGENCE

4.1 Licensee will use commercially reasonable efforts to develop, commercialize, market, promote, and sell Licensed Products in the Field. Commercially reasonable efforts means efforts equivalent to those utilized by ****.

4.2 Within **** after the Effective Date and within **** of each December 1 thereafter, Licensee shall provide Licensor with written progress reports, setting forth in such detail as Licensor may reasonably request, the progress of the development, evaluation, testing, and commercialization of each Licensed Product. Licensee will also notify Licensor within **** of the first commercial sale by Licensee, its Affiliates, or any Sublicensees of each Licensed Product. Such a report (“Development Progress Report”), setting forth the current stage of development of Licensed Products, shall include:

4.2.1 Date of Development Progress Report and time covered by such report;

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4.2.2 Major activities and accomplishments completed by Licensee, its Affiliates, and any Sublicensees relating directly to the Licensed Product since the last Development Progress Report;

4.2.3 Significant research and development projects relating directly to the Licensed Product currently being performed by Licensee, its Affiliates, and any Sublicensees and projected dates of completion;

4.2.4 A development plan covering the next two years at least, which will include future development activities to be undertaken by Licensee, its Affiliates, or any Sublicensees during the next reporting period relating directly to the Licensed Product, Licensee’s strategy to bring the Licensed Product to commercialization, and projected timeline for completing the necessary tasks to accomplish the goals of the strategy;

4.2.5 Projected total development remaining before product launch of each Licensed Product; and

4.2.6 Summary of significant development efforts using the Licensed Patents being performed by Third Parties, including the nature of the relationship between Licensee and such Third Parties.

4.3 The Parties agree that Development Progress Reports shall be deemed Licensee’s Confidential Information; provided that Licensor may share a copy of such reports with its direct and indirect licensors.

4.4 Simultaneously with the Development Progress Report, Licensee shall deliver a detailed description of any Licensed Back Improvements, if not previously provided pursuant to Section 2.5.3.

ARTICLE 5: CONFIDENTIALITY

5.1 Treatment of Confidential Information. Each Party, as a receiving party (a “Receiving Party”), agrees that it will (a) treat Confidential Information of the other Party (the “Disclosing Party”) as strictly confidential; (b) not disclose such Confidential Information to Third Parties without the prior written consent of the Disclosing Party, except as may be permitted in this Agreement; provided that any disclosure permitted hereunder be under confidentiality agreements with provisions at least as stringent as those contained in this Agreement; and (c) not use such Confidential Information for purposes other than those authorized expressly in this Agreement. The Receiving Party agrees to ensure that its employees who have access to Confidential Information are obligated in writing to abide by confidentiality obligations at least as stringent as those contained under this Agreement.

5.2 Public Announcements.

5.2.1 Following the Effective Date, the Parties agree they will release a joint press release in the form attached hereto as Exhibit D. Except as provided in Section 5.2.1, any other press releases by either Party with respect to the other Party or any other public disclosures concerning the existence of or terms of this Agreement shall be subject to review and approval

CONFIDENTIAL TREATMENT REQUESTED

by the other Party. Once the joint press release or any other written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party.

5.2.2 Notwithstanding Section 5.2.1, Licensor has the right to publish (through press releases, scientific journals, or otherwise) and refer to any clinical, regulatory, or research results related to Licensee’s Licensed Product or AAV9 program that have been publicly disclosed by Licensee, including referring to Licensee by name as a licensee of Licensor, which publication or referral by Licensor shall not require the prior consent of Licensee.

5.3 Authorized Disclosure. Notwithstanding the provisions of Section 5.1 or 5.2, either Party may disclose Confidential Information or make such a disclosure of the existence of and/or terms of this Agreement to any ****; provided that, in each case, such recipient of Confidential Information is obligated to keep such information confidential on terms no less stringent than those set forth in this Agreement. Furthermore, Licensee agrees that Licensor may share a copy of this Agreement, reports and notices provided by Licensee to Licensor pursuant to the terms of this Agreement, and copies of sublicense agreements provided to Licensor hereunder with any of Licensor’s direct and indirect licensors of the Licensed Patents. In the event that the Receiving Party receives service of legal process that purports to compel disclosure of the Disclosing Party’s Confidential Information or becomes obligated by law to disclose the Confidential Information of the Disclosing Party or the existence of or terms of this Agreement to any governmental authority, the Receiving Party shall promptly notify the Disclosing Party, so that the Disclosing Party may seek an appropriate protective order or other remedy with respect to narrowing the scope of such requirement and/or waive compliance by the Receiving Party with the provisions of this Agreement. The Receiving Party will provide the Disclosing Party with reasonable assistance in obtaining such protective order or other remedy. If, in the absence of such protective order or other remedy, the Receiving Party is nonetheless required by law to disclose the existence of or terms of this Agreement or other Confidential Information of the Disclosing Party, the Receiving Party may disclose such Confidential Information without liability hereunder, provided that the Receiving Party shall furnish only such portion of the Confidential Information that is legally required to be disclosed and only to the extent required by law.

5.4 Term of Confidentiality. The obligations of this Article 5 shall continue for a period of **** following the expiration or termination of this Agreement.

ARTICLE 6: TERM AND TERMINATION

6.1 Term of Agreement. This Agreement, unless sooner terminated as provided in this Agreement, expires upon the expiration, lapse, abandonment, or invalidation of the last Valid Claim to expire, lapse, or become abandoned or unenforceable in all countries of the world.

6.2 Licensee’s Right to Terminate. Licensee may, upon three months’ prior written notice to Licensor, terminate this Agreement for any reason, with or without cause.

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6.3 Termination for Breach.

6.3.1 Licensor may terminate this Agreement, if Licensee is late in paying to Licensor royalties, fees, or any other monies due under this Agreement, and Licensee does not pay Licensor in full within **** after receipt of a written demand from Licensor, which termination shall be effective immediately upon the expiration of such **** cure period; provided that the cure period shall be **** for the failure of Licensee to make any payment due pursuant to Section 3.1.

6.3.2 Either Party may terminate this Agreement, if the other Party materially breaches this Agreement and does not cure such material breach within **** after receipt of written notice of the breach, which termination shall be effective immediately upon the expiration of such **** cure period.

6.4 Termination for Insolvency.

6.4.1 Licensor may terminate this Agreement, effective immediately upon written notice to Licensee, if Licensee or any of its Affiliates experiences any Trigger Event.

6.4.2 Licensee shall include in each sublicense agreement entered into with a Sublicensee a right of Licensee to terminate such sublicense agreement if such Sublicensee experiences any Trigger Event; and Licensee shall terminate the sublicense agreement, effective immediately upon written notice to the Sublicensee, if the Sublicensee experiences any Trigger Event. In addition, if the Sublicensee’s experiencing of a Trigger Event gives Licensor’s licensor a right of termination under the Penn Agreement, then, upon receipt of such notice, Licensor may terminate this Agreement, effective immediately upon written notice to Licensee, if any Sublicensee experiences any Trigger Event.

6.4.3 For purposes of this Section 6.4, “Trigger Event” means any of the following: (a) if Licensee, any Affiliate, or any Sublicensee, as applicable, (i) becomes insolvent, becomes bankrupt, or generally fails to pay its debts as such debts become due, (ii) is adjudicated insolvent or bankrupt, (iii) admits in writing its inability to pay its debts, (iv) suffers the appointment of a custodian, receiver, or trustee for it or its property and, if appointed without its consent, is not discharged within ****, (v) makes an assignment for the benefit of creditors, or (vi) suffers proceedings being instituted against it under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment, or release of debtors and, if contested by it, not dismissed or stayed within ****; (b) the institution or commencement by Licensee, any Affiliate, or any Sublicensee, as applicable, of any proceeding under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment, or release of debtors; (c) the entering of any order for relief relating to any of the proceedings described in Section 6.4.3(a) or (b) above; (d) the calling by Licensee, any Affiliate, or any Sublicensee, as applicable, of a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (e) the act or failure to act by Licensee, any Affiliate, or any Sublicensee, as applicable, indicating its consent to, approval of, or acquiescence in any of the proceedings described in Section 6.4.3(b) through (d) above.

6.5 Patent Challenge.

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6.5.1 Licensor may terminate this Agreement, effective immediately upon written notice to Licensee, upon the commencement by Licensee or any of its Affiliates of a Patent Challenge.

6.5.2 Licensee shall include in each sublicense agreement entered into with a Sublicensee a right of Licensee to terminate such sublicense agreement if such Sublicensee commences a Patent Challenge; and Licensee shall terminate the sublicense agreement, effective immediately upon written notice to the Sublicensee, if the Sublicensee commences a Patent Challenge. In addition, if the Sublicensee’s commencement of a Patent Challenge gives Licensor’s licensor a right of termination under the Penn Agreement, then, upon receipt of such notice, Licensor may terminate this Agreement, effective immediately upon written notice to Licensee, if any Sublicensee commences a Patent Challenge.

6.5.3 For purposes of this Section 6.5, “Patent Challenge” means any action against Licensor, the University of Pennsylvania, or any direct or indirect licensor of Licensor, including an action for declaratory judgment, to declare or render invalid or unenforceable the Licensed Patents, or any claim thereof.

6.6 Effects of Termination. The effect of termination by Licensee pursuant to Section 6.2, by either Party, as applicable, under Section 6.3, or by Licensor pursuant to Section 6.4 or 6.5 shall be as follows:

6.6.1 The licenses granted by Licensor hereunder shall terminate, and Licensee, its Affiliates, and (unless the sublicense agreement is assigned pursuant to Section 6.6.2) all Sublicensees shall cease to make, have made, use, import, sell, and offer for sale all Licensed Products and shall cease to otherwise practice the Licensed Patents (including ceasing to make and use research reagents under the Licensed Patents); provided that Licensee shall have the right to continue to sell its existing inventories of Licensed Products and to use any previously made research reagents, in each case, for a period not to exceed **** after the effective date of such termination;

6.6.2 At Licensor’s request, Licensee shall assign to Licensor any or all sublicenses granted to Third Parties to the extent of the rights licensed to Licensee hereunder and sublicensed to the Sublicensee; provided that (i) prior to such assignment, Licensee shall advise Licensor whether such Sublicensee is then in full compliance with all terms and conditions of its sublicense and continues to perform thereunder, and, if such Sublicensee is not in full compliance or is not continuing to perform, Licensor may elect not to have such sublicense assigned; and (ii) following such assignment, Licensor shall not be liable to such Sublicensee with respect to any obligations of Licensee to the Sublicensee that are not consistent with, or not required by, Licensor’s obligations to Licensee under this Agreement; and all sublicenses not requested to be assigned to Licensor shall terminate;

6.6.3 If termination is by Licensee pursuant to Section 6.2 or by Licensor pursuant to Section 6.3, 6.4, or 6.5, Licensee shall grant, and hereby grants to Licensor a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, transferable, sublicensable license under any patentable modifications or improvements (and any intellectual property rights with respect thereto) developed by Licensee, any Affiliates, or any Sublicensees to any vector that is the

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subject of a claim within any of the Licensed Patents, for use by Licensor for the research, development, and commercialization of products in any therapeutic indication;

6.6.4 Licensee shall pay all monies then-owed to Licensor under this Agreement; and

6.6.5 Each Receiving Party shall, at the other Party’s request, return all Confidential Information of the Disclosing Party. Notwithstanding the foregoing, one copy may be kept by either Party for a record of that Party’s obligations.

6.7 Survival. Licensee’s obligation to pay all monies due and owed to Licensor under this Agreement which have matured as of the effective date of termination or expiration shall survive the termination or expiration of this Agreement. In addition, the provisions of Section 2.2, (Retained Rights), 2.3 (Government Rights), 2.5 (Improvements), Article 3 (Consideration) (with respect to any final reports or to the extent any amounts are due but unpaid), Section 3.6 (Reports and Records), Article 5 (Confidentiality), Article 6 (Term and Termination), Section 8.3 (Disclaimer of Warranties, Damages), Section 8.4 (Indemnification), Section 8.5 (Insurance), Article 9 (Use of Name), and Article 10 (Additional Provisions) shall survive such termination or expiration of this Agreement in accordance with their respective terms.

ARTICLE 7: PATENT MAINTENANCE; PATENT INFRINGEMENT

7.1 Prosecution of Licensed Patents. As between Licensor and Licensee, but subject to any obligations of Licensor to its direct and indirect licensors of the Licensed Patents, the Parties agree as follows:

7.1.1 Licensor shall have the sole right, but not the obligation, to Prosecute patent applications and issued patents within Licensed Patents, in Licensor’s sole discretion.

7.1.2 Nothing in this Agreement obligates Licensor to continue to Prosecute any patent applications or issued patents, and Licensee acknowledges that Licensor shall have no obligation to undertake any inter-party proceedings, such as oppositions or interferences, or to undertake any re-examination or re-issue proceedings, in either case, with respect to the Licensed Patents.

7.2 Infringement Actions Against Third Parties.

7.2.1 Licensee is responsible for notifying Licensor promptly of any infringement of Licensed Patents (other than Retained Rights) that may come to Licensee’s attention.

7.2.2 As between Licensor and Licensee, but subject to any obligations of Licensor to its direct and indirect licensors of the Licensed Patents, Licensor shall have the sole right, but not the obligation, to prosecute any such infringement at its **** recovered in connection therewith. In any action to enforce any of the Licensed Patents, Licensee, at the request and expense of Licensor, shall cooperate to the fullest extent reasonably possible, including in the event that, if Licensor is unable to initiate or prosecute such action solely in its own name, Licensee shall join such action voluntarily and shall execute all documents necessary to initiate litigation to prosecute and maintain such action. Nothing in this Agreement obligates Licensor to bring or prosecute lawsuits against Third Parties for infringement of any Licensed Patents.

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7.2.3 Licensee shall have no right to undertake prosecution of any such infringement without Licensor’s prior written consent.

7.3 Defense of Infringement Claims. In the event Licensee or Licensor becomes aware that Licensee’s or any of its Affiliates’ or any Sublicensees’ practice of the Licensed Patents is the subject of a claim for patent infringement by a Third Party, that Party shall promptly notify the other, and the Parties shall consider the claim and the most appropriate action to take. Licensee shall cause each of its Affiliates and each Sublicensee to notify Licensee promptly in the event such entity becomes aware that its practice of the Licensed Patents is the subject of a claim of patent infringement by another. To the extent Licensor takes any action, Licensor (or its direct or indirect licensors) shall have the right to require Licensee’s reasonable cooperation in any such suit, upon written notice to Licensee; and Licensee shall have the obligation to participate upon Licensor’s request, in which event, Licensor shall bear the cost of Licensee’s participation. Without Licensor’s prior written permission, Licensee must not settle or compromise any such suit in a manner that imposes any material obligations or restrictions on Licensor or any of its direct or indirect licensors or grants any rights to the Licensed Patents other than rights that Licensee has the right to grant under this Agreement.

ARTICLE 8: WARRANTIES; INDEMNIFICATION

8.1 Warranty by Licensor. Licensor represents and warrants to Licensee as of the Effective Date:

8.1.1 Licensor has the right, power, and authority to enter into this Agreement and to grant to Licensee the rights specified in this Agreement;

8.1.2 This Agreement when executed shall become the legal, valid and binding obligation of it, enforceable against it, in accordance with its terms;

8.1.3 There are no actions, suits, proceedings, or arbitrations pending or, to Licensor’s Knowledge, threatened against Licensor relating to the Licensed Patents that would impact activities under this Agreement;

8.1.4 To Licensor’s Knowledge, Licensor has not received any written notice from any of its direct or indirect licensors informing Licensor that there are any actions, suits, proceedings, or arbitrations pending against Licensor’s direct or indirect licensors relating to the Licensed Patents that would impact activities under this Agreement; and

8.1.5 To Licensor’s Knowledge, Licensor does not Control as of the Effective Date any patent or patent application (other than the Licensed Patents (as defined in Section 1.9(a)) that has a claim directed to the use of the AAV9 capsid protein for use in the Field. If it is determined, in accordance with the procedure of this Section 8.1.5, that Licensor has breached the representation and warranty in this Section 8.1.5, then Licensee’s sole remedy for such breach shall be the inclusion of the applicable patent or patent application as a “Licensed Patent” hereunder but solely to the extent of the claim(s) that is directed to the use of the AAV9 capsid protein for use in the Field; provided that Licensee shall be required to satisfy any obligations (including confidentiality agreements, obligations of indemnification of Licensor’s direct and indirect licensors, and reporting obligations; but excluding any financial obligations) owed to

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any Third Parties in connection with such rights to the same extent as Licensor has agreed. At any time during the term of this Agreement, Licensee may notify Licensor in writing of Licensor’s breach of this Section 8.1.5. Such written notice shall identify the relevant patent or patent application and relevant claim(s) and shall explain briefly why Licensee, in good faith, believes it should be included as a “Licensed Patent.” The Parties shall discuss whether any claims should be included in the “Licensed Patents,” and Licensor shall disclose to Licensee any obligations that Licensee would be required to satisfy if such claims were to be added; provided that (a) no claims shall be included in the “Licensed Patents” pursuant to this Section 8.1.5, if Licensee elects not to include them (but Licensee acknowledges that, in making such election, Licensee shall be electing not to seek its sole remedy for any breach of the representation and warranty in this Section 8.1.5); and (b) Licensor has **** following Licensor’s receipt of Licensee’s written notice to dispute such breach or the scope of the remedy to resolve such breach; in which event, such dispute will be resolved in accordance with Section 10.6. Upon the Parties’ agreement (or a resolution, in favor of Licensee, of the dispute pursuant to Section 10.6), the applicable claim(s) of the applicable patent or patent application will be deemed a “Licensed Patent” hereunder. For the avoidance of doubt, Licensor makes no representation or warranty under this Section 8.1.5 as to any claim of a patent or patent application covering the manufacture of AAV9, and Licensee acknowledges that manufacturing claims of any patents or patent applications will not be added as “Licensed Patents” pursuant to the procedure set forth in this Section 8.1.5. For the purpose of this Section 8.1.5, “Control” means the possession by Licensor (whether by ownership or license, other than pursuant to this Agreement) of the ability to grant to Licensee access, a license, or a sublicense (as applicable) to the applicable patent or patent application on the terms and conditions set forth herein without violating the terms of any agreement or other arrangement with any Third Party.

8.2 Warranty by Licensee. Licensee represents and warrants to Licensor as of the Effective Date that:

8.2.1 Licensee has the right, power, and authority to enter into this Agreement and to grant the rights granted by it hereunder;

8.2.2 This Agreement when executed shall become the legal, valid and binding obligation of it, enforceable against it, in accordance with its terms;

8.2.3 Licensee has the ability and the resources, including financial resources, necessary to carry out its obligations under this Agreement; and

8.2.4 There are no actions, suits, proceedings, or arbitrations pending or, to the Licensee’s knowledge, threatened against Licensee that would impact activities under this Agreement.

8.3 Disclaimer of Warranties, Damages. EXCEPT AS SET FORTH IN SECTION 8.1, THE LICENSED PATENTS, LICENSED PRODUCTS, AND ALL RIGHTS LICENSED UNDER THIS AGREEMENT ARE PROVIDED ON AN “AS IS” BASIS, AND LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT THERETO. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, AND HEREBY DISCLAIMS ALL EXPRESS

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AND IMPLIED REPRESENTATIONS AND WARRANTIES, (i) OF COMMERCIAL UTILITY, ACCURACY, COMPLETENESS, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR ENFORCEABILITY OF THE LICENSED PATENTS, AND PROFITABILITY; OR (ii) THAT THE USE OF THE LICENSED PATENTS OR LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF THIRD PARTIES. EXCEPT AS SET FORTH HEREIN, NONE OF LICENSOR OR ANY OF LICENSOR’S DIRECT OR INDIRECT LICENSORS SHALL BE LIABLE TO LICENSEE, LICENSEE’S SUCCESSORS OR ASSIGNS, ANY SUBLICENSEES, OR ANY THIRD PARTY WITH RESPECT TO: (a) ANY CLAIM ARISING FROM USE OF THE LICENSED PATENTS, LICENSED PRODUCTS, AND ANY OR ALL RIGHTS LICENSED UNDER THIS AGREEMENT OR FROM THE DEVELOPMENT, TESTING, MANUFACTURE, USE, OR SALE OF LICENSED PRODUCTS; OR (b) ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ANY ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 8.3 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTION 8.4 OR TO LIMIT A PARTY’S LIABILITY FOR BREACHES OF ITS OBLIGATION REGARDING CONFIDENTIALITY UNDER ARTICLE 5.

8.4 Indemnification.

8.4.1 By Licensee. Licensee shall defend, indemnify, and hold harmless Licensor, its direct and indirect licensors of the Licensed Patents, and their respective shareholders, members, officers, trustees, faculty, students, contractors, agents, and employees (individually, a “Licensor Indemnified Party” and, collectively, the “Licensor Indemnified Parties”) from and against any and all Third Party liability, loss, damage, action, claim, fee, cost, or expense (including attorneys’ fees) (individually, a “Third Party Liability” and, collectively, the “Third Party Liabilities”) suffered or incurred by the Licensor Indemnified Parties from claims of such Third Parties that result from or arise out of: ****; provided, however, that Licensee shall not be liable for claims based on any breach by Licensor of the representations, warranties, or obligations of this Agreement or the gross negligence or intentional misconduct of any of the Licensor Indemnified Parties. Without limiting the foregoing, Licensee must defend, indemnify, and hold harmless the Licensor Indemnified Parties from and against any Third Party Liabilities resulting from:

(a)	any **** or other claim of any kind related to the **** by a Third Party of a Licensed Product that

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was **** by Licensee, its Affiliates, any Sublicensees, their respective assignees, or vendors;

(b)	any claim by a Third Party that the ****; and

(c)	**** conducted by or on behalf of Licensee, its Affiliates, any Sublicensees, their respective assignees, or vendors relating to the Licensed Patents or Licensed Products, including any claim by or on ****.

8.4.2 Indemnification Procedure. Licensee, as an indemnifying party (a “Indemnifying Party”), shall not be permitted to settle or compromise any claim or action giving rise to Third Party Liabilities in a manner that imposes any restrictions or obligations on Licensor, its direct or indirect licensors, or any indemnified party (a “Indemnified Party”) without Licensor’s prior written consent or that grants any rights to the Licensed Patents or Licensed Products other than those Licensee has the right to grant under this Agreement without Licensor’s prior written consent. The Indemnifying Party shall be permitted to control any litigation or potential litigation involving the defense of any claim subject to indemnification pursuant to this Section 8.4, including the selection of counsel, with the reasonable approval of the Indemnified Party. If an Indemnifying Party fails or declines to assume the defense of any such claim or action within **** after notice thereof, the Indemnified Party may assume the defense of such claim or action at the cost and risk of the Indemnifying Party, and any Third Party Liabilities related thereto shall be conclusively deemed a Third Party Liability of the Indemnifying Party. The indemnification rights of a Indemnified Party contained in this Agreement are in addition to all other rights which such Indemnified Party may have at law or in equity or otherwise. The Indemnifying Party will pay directly all Third Party Liabilities incurred for defense or negotiation of any claim hereunder or will reimburse the Indemnified Party for all documented Third Party Liabilities incident to the defense or negotiation of any such claim within **** after the Indemnifying Party’s receipt of invoices for such fees, expenses, and charges.

8.5 Insurance. Licensee will procure and maintain insurance policies for the following coverages with respect to product liability, personal injury, bodily injury, and property damage arising out of Licensee’s (and its Affiliates’ and any Sublicensees’) performance under this Agreement: (a) during the term of this Agreement, comprehensive general liability, including broad form and contractual liability, in a minimum amount of **** combined single limit per occurrence (or claim) and in the aggregate annually; (b) prior to the commencement of clinical trials involving Licensed Products and thereafter for a period of not less than **** (or such longer period as Licensee is required by applicable law to continue to monitor the participants in the clinical trial), clinical trials coverage in amounts that are reasonable and customary in the U.S. pharmaceutical industry, subject always to a minimum limit of **** combined single limit per occurrence (or claim) and in the aggregate annually; and (c) from prior to the first commercial sale of a Licensed Product until **** after the last sale of a Licensed Product, product liability coverage, in amounts that are reasonable and customary in the U.S. pharmaceutical industry, subject always to a minimum limit of **** combined single limit

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per occurrence (or claim) and in the aggregate annually. Licensor may review periodically the adequacy of the minimum amounts of insurance for each coverage required by this Section 8.5, and Licensor reserves the right to require Licensee to adjust the limits accordingly. The required minimum amounts of insurance do not constitute a limitation on Licensee’s liability or indemnification obligations to the Licensor Indemnified Parties under this Agreement. The policies of insurance required by this Section 8.5 will be issued by an insurance carrier with an A.M. best rating of “****” or better and will name Licensor as an additional insured with respect to Licensee’s performance (and its Affiliates’ and any Sublicensees’) under this Agreement. Licensee will provide Licensor with insurance certificates evidencing the required coverage within **** after the Effective Date and the commencement of each policy period and any renewal periods. Each certificate will provide that the insurance carrier will notify Licensor in writing at least **** prior to the cancellation or material change in coverage. Licensee will cause all Sublicensees to comply with the terms of this Section 8.5 to the same extent as Licensee.

ARTICLE 9: USE OF NAME

Licensee, its Affiliates, any Sublicensees, and all of its and their employees and agents must not use Licensor’s, the University of Pennsylvania’s, or SmithKline Beecham Corporation’s name, seal, logo, trademark, or service mark (or any adaptation thereof) or the name, seal, logo, trademark, or service mark (or any adaptation thereof) of any of such entities’ representative, school, organization, employee, or student in any way without the prior written consent of Licensor or such entity, as applicable; provided, however that Licensee may acknowledge the existence and general nature of this Agreement.

ARTICLE 10: ADDITIONAL PROVISIONS

10.1 Relationship. Nothing in this Agreement shall be deemed to establish a relationship of principal and agent between Licensee and Licensor, nor any of their agents or employees for any purpose whatsoever, nor shall this Agreement be construed as creating any other form of legal association or arrangement which would impose liability upon one Party for the act or failure to act of the other Party.

10.2 Assignment. The rights and obligations of Licensee and Licensor hereunder shall inure to the benefit of, and shall be binding upon, their respective permitted successors and assigns. Licensee may not assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Licensor, provided, however, that Licensee may assign this Agreement, without Licensor’s prior written consent, pursuant to a merger or sale of all or substantially all of the assets to which the Agreement relates; provided that, as part of any permitted assignment, (a) Licensee provides Licensor with notice of such assignment at least five business days prior to the effectiveness of such assignment, and (b) Licensee requires any such assignee to agree in writing to be legally bound by this Agreement to the same extent as Licensee and provides Licensor with a copy of such assignee undertaking. Licensor may assign this Agreement and its rights and obligations without the consent of Licensee. No assignment shall relieve the assigning Party of responsibility for the performance of any accrued obligations which it has prior to such assignment. Any attempted assignment by Licensee in violation of this Section 10.2 shall be null and void and of no legal effect.

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10.3 Waiver. A waiver by either Party of a breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of that provision or a waiver of any breach of any other provision of this Agreement.

10.4 Notices. Notices, payments, statements, reports, and other communications under this Agreement shall be in writing and shall be deemed to have been received as of the date received if sent by public courier (e.g., Federal Express), by Express Mail, receipt requested, or by facsimile (with a copy of such facsimile also sent by one of the other methods of delivery) and addressed as follows:

If for Licensor	with a copy to:

ReGenX Biosciences, LLC	ReGenX Biosciences, LLC
750 17th Street, NW	750 17th Street, NW
Suite 1100	Suite 1100
Washington, DC 20006	Washington, DC 20006
USA	USA
Attn: Chief Executive Officer	Attn: General Counsel
Telephone: 202-785-7438	Telephone: 202-785-7438
Facsimile: 202-785-7439	Facsimile: 202-785-7439

If for Licensee:

Laboratorios Del Dr. Esteve, S.A.,
Av. Mare de Diu de Montserrat, 221
08041 Barcelona
Spain
Attn: Chief Executive Officer
Telephone: +34 93 446 6179
Facsimile: +34 93 433 0072

Either Party may change its official address upon written notice to the other Party.

10.5 Applicable Law. This Agreement shall be construed and governed in accordance with the laws of the State of Delaware, without giving effect to conflict of law provisions that may require the application of the laws of another jurisdiction. Subject to Section 10.6, the Parties hereby submit to the exclusive jurisdiction of and venue in the courts located in the State of Delaware with respect to any and all disputes concerning the subject of this Agreement.

10.6 Dispute Resolution. In the event of any controversy or claim arising out of or relating to this Agreement, the Parties shall first attempt to resolve such controversy or claim through good faith negotiations for a period of not less than **** following notification of such controversy or claim to the other Party. If such controversy or claim cannot be resolved by means of such negotiations during such period, then such controversy or claim shall be resolved by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules of the AAA in effect on the date of commencement of the arbitration, subject to the provisions of this Section 10.6. The arbitration shall be conducted as follows:

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10.6.1 The arbitration shall be conducted by three arbitrators, each of whom by training, education, or experience has knowledge of the research, development, and commercialization of biological therapeutic products in the United States. The arbitration shall be conducted in English and held in New York, New York.

10.6.2 In its demand for arbitration, the Party initiating the arbitration shall provide a statement setting forth the nature of the dispute, the names and addresses of all other parties, an estimate of the amount involved (if any), the remedy sought, otherwise specifying the issue to be resolved, and appointing one neutral arbitrator. In an answering statement to be filed by the responding Party within **** after confirmation of the notice of filing of the demand is sent by the AAA, the responding Party shall appoint one neutral arbitrator. Within **** from the date on which the responding Party appoints its neutral arbitrator, the first two arbitrators shall appoint a chairperson.

10.6.3 If a Party fails to make the appointment of an arbitrator as provided in Section 10.6.2, the AAA shall make the appointment. If the appointed arbitrators fail to appoint a chairperson within the time specified in Section 10.6.2 and there is no agreed extension of time, the AAA shall appoint the chairperson.

10.6.4 The arbitrators will render their award in writing and, unless all Parties agree otherwise, will include an explanation in reasonable detail of the reasons for their award. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, including in the courts described in Section 10.5. The arbitrators will have the authority to grant injunctive relief and other specific performance; provided that the arbitrators will have no authority to award damages in contravention of this Agreement, and each Party irrevocably waives any claim to such damages in contravention of this Agreement. The arbitrators will, in rendering their decision, apply the substantive law of the State of Delaware, without giving effect to conflict of law provisions that may require the application of the laws of another jurisdiction. The decision and award rendered by the arbitrators will be final and non-appealable (except for an alleged act of corruption or fraud on the part of the arbitrator).

10.6.5 The Parties shall use their reasonable efforts to conduct all dispute resolution procedures under this Agreement as expeditiously, efficiently, and cost-effectively as possible.

10.6.6 All expenses and fees of the arbitrators and expenses for hearing facilities and other expenses of the arbitration will be borne equally by the Parties unless the Parties agree otherwise or unless the arbitrators in the award assess such expenses against one of the Parties or allocate such expenses other than equally between the Parties. Each of the Parties will bear its own counsel fees and the expenses of its witnesses except to the extent otherwise provided in this Agreement or by applicable law.

10.6.7 Compliance with this Section 10.6 is a condition precedent to seeking relief in any court or tribunal in respect of a dispute, but nothing in this Section 10.6 will prevent a Party from seeking equitable or other interlocutory relief in the courts of appropriate jurisdiction, pending the arbitrators’ determination of the merits of the controversy, if applicable to protect the confidential information, property, or other rights of that Party or to otherwise prevent

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irreparable harm that may be caused by the other Party’s actual or threatened breach of this Agreement.

10.7 No Discrimination. Licensee, its Affiliates, and any Sublicensees, in their respective activities under this Agreement, shall not discriminate against any employee or applicant for employment because of race, color, sex, sexual, or affectional preference, age, religion, national, or ethnic origin, handicap, or because he or she is a disabled veteran or a veteran (including a veteran of the Vietnam Era).

10.8 Compliance with Law. Licensee (and its Affiliates’ and any Sublicensees’) must comply with all prevailing laws, rules, and regulations that apply to its activities or obligations under this Agreement. Without limiting the foregoing, it is understood that this Agreement may be subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities, articles, and information, including the Arms Export Control Act as amended in the Export Administration Act of 1979 and that Licensee’s obligations are contingent upon compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Licensee that Licensee shall not export data or commodities to certain foreign countries without prior approval of such agency. Licensor neither represents that a license is not required nor that, if required, it will issue.

10.9 Entire Agreement. This Agreement embodies the entire understanding between the Parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. All “Confidential Information” (a) disclosed by Licensor to Ysios Capital (and then disclosed by Ysios Capital to Licensee) pursuant to that certain Mutual Non-Disclosure Agreement between Licensor and Ysios Capital dated June 17, 2013, (b) disclosed by Licensor to Licensee pursuant to any agreements between Licensor and Licensee, or (c) disclosed by Licensor to YESgene, S.L. (and then disclosed by YESgene, S.L. to Licensee) pursuant to any agreements between Licensor and YESgene, S.L., in each case, shall be deemed “Confidential Information” under this Agreement (unless and until it falls within one of the exclusions set forth in Section 1.4). This Agreement may not be varied except by a written document signed by duly authorized representatives of both Parties.

10.10 Marling. Licensee, its Affiliates, and any Sublicensees shall mark any Licensed Product (or their containers or labels) made, sold, or otherwise distributed by it or them with any notice of patent rights necessary or desirable under applicable law to enable the Licensed Patents to be enforced to their full extent in any country where Licensed Products are made, used, sold, offered for sale, or imported.

10.11 Severability and Reformation. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalid or unenforceable provision will be automatically revised to be a valid or enforceable provision that comes as close as permitted by law to the Parties’ original intent; provided that, if the Parties cannot agree upon such valid or enforceable provision, the remaining provisions of this Agreement will remain in full force and effect, unless the invalid or unenforceable provisions are of such essential

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importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid or unenforceable provisions.

10.12 Further Assurances. Each Party hereto agrees to execute, acknowledge, and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.13 Interpretation; Construction. The captions to the several Articles and Sections of this Agreement are included only for convenience of reference and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement. In this Agreement, unless the context requires otherwise, (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) references to the singular shall include the plural and vice versa; (c) references to masculine, feminine, and neuter pronouns and expressions shall be interchangeable; (d) the words “herein” or “hereunder” relate to this Agreement; (e) “or” is disjunctive but not necessarily exclusive; (f) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (g) all references to “dollars” or “$” herein shall mean U.S. Dollars; (h) unless otherwise provided, all reference to Sections and exhibits in this Agreement are to Sections and exhibits of and in this Agreement; and (i) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. Business days shall mean a day on which banking institutions in Washington, D.C. are open for business. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

10.14 Cumulative Rights and Remedies. The rights and remedies provided in this Agreement and all other rights and remedies available to either Party at law or in equity are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity. Neither asserting a right nor employing a remedy shall preclude the concurrent assertion of any other right or employment of any other remedy, nor shall the failure to assert any right or remedy constitute a waiver of that right or remedy.

10.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this License Agreement to be executed by their duly authorized representatives.

REGENX BIOSCIENCES, LLC		LABORATORIOS DEL DR. ESTEVE, S.A.

By:	/s/ Kenneth Mills	By:	/s/ Albert Esteve

Name:	Kenneth Mills	Name:	Albert Esteve

Title:	CEO	Title:	CEO

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Exhibit A

Licensed Patents

Application #	Patent #	Filing Date	Country	Status
****	****	****	****	****

****	****	****	****	****

****	****	****	****	****

****	****	****	****	****

****	****	****	****	****

****	****	****	****	****

****	****	****	****	****

****		****	****	****

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Exhibit B

Licensee’s Gene

Nucleotide sequence of codon optimized human sulfamidase:

****

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Exhibit C

Muscular Dystrophies

****

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Exhibit D

Press Release

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REGENX BIOSCIENCES AND ESTEVE ENTER INTO LICENSE

AGREEMENT FOR DEVELOPMENT OF TREATMENTS FOR

SERIOUS, RARE LYSOSOMAL STORAGE DISORDER USING NAV®

rAAV9 VECTORS

WASHINGTON, DC and BARCELONA, SPAIN February 28, 2014 – REGENX Biosciences, LLC (REGENX) and Laboratorios Dr. Esteve, S.A. (ESTEVE) announce that they have entered into an agreement enabling the development and commercialization of products to treat mucopolysaccharidosis type IIIA (MPS MA or Sanfilippo syndrome Type A) using NAV rAAV9.

Under the terms of the Agreement, REGENX granted ESTEVE a non-exclusive worldwide license, with rights to sublicense, to REGENX’s NAV rAAV9 vectors for treatment of MPS MA in humans. In return for these rights, REGENX receives payments in the form of an up-front payment, certain milestone fees and royalties on net sales of products incorporating NAV rAAV9.

“We believe this license agreement will further advance the development of NAV-based gene delivery treatments for patients with MPS MA,” said Ken Mills, President and CEO of REGENX. “As a leader in gene therapy, we are pleased to further our mission of enabling the development of successful new AAV therapeutics by collaborating with the ESTEVE team.”

“We are happy to be working with REGENX and believe the signing of this agreement enables ESTEVE to advance the development of our gene therapeutic for Sanfilippo A towards clinical trials,” said Albert Esteve, CEO of ESTEVE. “We share the same mission as ReGenX—the development of innovative products to meet patient needs—and that is why this is one of our highest priority projects today.”

About MPS HI A (SanfilOpo syndrome Type A)

Sanfilippo syndrome is a devastating disease that leads to progressive and significant deterioration in mental status of children who rarely live beyond their twenties. The Sanfilippo syndrome Type HIA is a lysosomal storage disease caused by the loss of the activity of the enzyme sulfamidase. It affects approximately 1 in 100,000 births and is often diagnosed only once symptoms have begun to appear.

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About REGENX Biosciences

REGENX Biosciences (www.regenxbio.com) is the leading AAV gene therapy company that is developing a new class of personalized therapies, based on its proprietary NAV vector technology platform, for a range of severe diseases with serious unmet needs. NAV vector technology includes novel AAV vectors such as rAAV7, rAAV8, rAAV9, and rAAVrh10. Our treatments in development include programs for hypercholesterolemia, mucopolysaccharidoses, and retinitis pigmentosa. REGENX leadership in AAV gene therapy and corresponding intellectual property has enabled it to establish collaborations with leading global partners including Chatham Therapeutics, Fondazione Telethon, Lysogene, and Audentes Therapeutics. In addition, together with Fidelity Biosciences, REGENX has formed Dimension Therapeutics, a company focused on the development and commercialization of AAV gene therapies for rare diseases.

For more information regarding REGENX, please visit www.regenxbio.com.

About ESTEVE

ESTEVE (www.esteve.com) is a leading pharmaceutical chemical group based in Barcelona, Spain. Since it was founded in 1929, ESTEVE has been firmly committed to excellence in healthcare, dedicating efforts to innovative R&D of new medicines for unmet medical needs and focusing on high science and evidence-based research. ESTEVE has a strong partnership approach to drug discovery, development and commercialization. The company works both independently and in collaboration to bring new, differentiated best-in-class treatments to patients who need them. The company currently employs 2,300 professionals and has subsidiaries and production facilities in several European countries, USA, China and Mexico.

Contacts:

REGENX Biosciences

Vit Vasista, 202-785-7438

vvasista@regenxbio.com

ESTEVE

For enquiries into partnership opportunities: Mark Mayhew, PhD, Director of Pharma Corporate Development, Tel. +34 93 446 6000, mmayhew®esteve.es

For media enquiries: Angels Valls, Director of ESTEVE Corporate Communications, Tel. +34 93 446 6286, avalls@esteve.es